                                                                   Exhibit 99.03


                 THE CITIBUILDER 401(k) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N .A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                           DECEMBER 31, 2000 AND 1999

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                   CITIBUILDER 401(K) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                      INDEX


                                                                         Page


    Independent Auditors' Report                                           3

    Statements of Net Assets Available for Plan Benefits                   4
         as of December 31, 2000 and 1999

    Statements of Changes in Net Assets Available for Plan                 5
         Benefits for the Years Ended December 31, 2000 and 1999

    Notes to the Financial Statements                                      6

    Supplemental Schedules *

         Schedule I - Schedule H, Line 4i -- Schedule of Assets
          (Held at End of Year) -- as of December 31, 2000                17

         Schedule II - Schedule H, Line 4i -- Schedule of Assets          25
          (Acquired and Disposed of within the year) -- During the Year Ended December 31, 2000

         Schedule III - Schedule H, Line 4j -- Schedule of                26
          Reportable Transactions -- During the Year Ended
          December 31, 2000


* Schedules required by Form 5500 which are not applicable have not been included.

                          INDEPENDENT AUDITORS' REPORT




To The Plans Administration Committee of
Citigroup Inc.:


We have audited the accompanying statements of net assets available for plan benefits of Citibuilder 401(k) Plan (formerly known as the Savings Incentive Plan of Citibank, N.A. and Participating Companies (as Amended and Restated)) (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for plan benefits for each of the years then ended. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2000 and 1999, and changes in net assets available for plan benefits for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedules I, II and III are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                              KPMG LLP
New York, New York
June 15, 2001

                   CITIBUILDER 401(K) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N. A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        AS OF DECEMBER 31, 2000 AND 1999


                                                                   2000                  1999
                                                                   ----                  ----
ASSETS

INVESTMENTS AT FAIR VALUE
     US Government and Agency Obligations                    $   75,352,522        $   85,051,323
     Corporate Bonds                                             62,246,905            67,628,821
     Foreign Bonds                                                4,234,268            12,008,414
     Guaranteed Investment Contracts                            293,468,856           302,701,917
     Synthetic Guaranteed Investment Contracts                  289,408,808           289,721,504
     Resale Agreement                                            15,636,000            51,867,000
     Commingled Trust Funds                                     823,187,319           973,271,727
     Mutual Funds                                               365,094,690           142,122,874
     Separate Investment Portfolio                                       --           276,017,215
     Citigroup Common Stock                                   1,961,196,585         1,527,559,699
     Loans to Participants                                       73,579,076            77,847,372
                                                             --------------        --------------
 TOTAL INVESTMENTS                                           $3,963,405,029        $3,805,797,866
                                                             --------------        --------------
     Cash                                                           358,358                    --
     Accrued Dividends & Interest                                 1,512,956             7,900,869
     Receivable For Securities Sold But Not Delivered            19,092,990               161,573
     Contribution Receivable                                     51,608,477            52,937,276
     Forward Currency Contracts Receivable                               --            25,243,091
                                                             --------------        --------------
          TOTAL ASSETS                                        4,035,977,810         3,892,040,675
                                                             --------------        --------------
    LIABILITIES

      Payable To Participants                                      (671,049)             (128,099)
      Other Payables                                             (2,321,856)                   --
      Payable for Securities Purchased but not Received                  --           (22,420,444)
      Forward Currency Contracts Payable                                 --           (25,220,572)
                                                             --------------        --------------
          TOTAL LIABILITIES                                      (2,992,905)          (47,769,115)
                                                             --------------        --------------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS                   $4,032,984,905        $3,844,271,560
                                                             ==============        ==============


See accompanying notes to financial statements

                   CITIBUILDER 401(K) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                2000                  1999
                                                                ----                  ----
ADDITIONS TO NET ASSETS ATTRIBUTED TO:

Investment Income
  Net appreciation in
  Fair Value of Investments (Note 7)                     $  259,502,611       $  856,488,994
  Interest                                                   50,285,396           63,768,502
  Dividends on Citigroup Common Stock                        19,541,394           16,048,242
  Other Dividends                                            24,398,150           14,043,977
                                                         --------------       --------------
                                                            353,727,551          950,349,715

  Less: Trustee/Administrative Expenses                      (4,953,627)                  --
                                                         --------------       --------------
           Net Investment Income                            348,773,924          950,349,715
                                                         --------------       --------------

 CONTRIBUTIONS:
     Employer                                                45,035,544           49,635,543
     Participant                                            126,063,505           97,357,472
                                                         --------------       --------------
     TOTAL CONTRIBUTIONS                                    171,099,049          146,993,015
                                                         --------------       --------------
         TOTAL ADDITIONS                                    519,872,973        1,097,342,730
                                                          --------------       --------------
 DEDUCTIONS FROM NET ASSETS
     ATTRIBUTED TO:
     Participants' Withdrawals                             (348,243,883)        (286,377,425)
                                                         --------------       --------------
         TOTAL DEDUCTIONS                                  (348,243,883)        (286,377,425)
                                                         --------------       --------------
 NET INCREASE IN NET ASSETS AVAILABLE
    FOR PLAN BENEFITS                                       171,629,090          810,965,305
                                                         --------------       --------------
 Net Assets Available for Plan Benefits at:
 Beginning of Year                                        3,844,271,560        3,033,306,255

 Transfer from Copelco Capital 401 (K) Savings Plan          17,084,255                   --
                                                         --------------       --------------
 END OF YEAR                                             $4,032,984,905       $3,844,271,560
                                                         ==============       ==============


See accompanying notes to financial statements.

                           THE CITIBUILDER 401(K) PLAN

                        NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999



1.    DESCRIPTION OF THE PLAN

      The following brief description of the Citibuilder 401(k) Plan (formerly known as the Savings Incentive Plan of Citibank, N.A. and Participating Companies) (the "Plan") is provided for general information only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

      The Plan is a defined contribution plan, as defined in Section 414(i) of the Internal Revenue Code of 1986, as amended (the "Code"), sponsored by Citigroup Inc. ("Citigroup"). Citigroup is located at 399 Park Avenue, New York, New York 10043. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

      On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("Travelers") and, subsequently changed its name to Citigroup. Citigroup assumed sponsorship of the Plan.

      Company Contributions

      Company Contributions to the Plan by Citigroup, for itself or on behalf of Citibank and its Participating Companies (the "Participating Companies") are allocated as of the end of the year among participants on the basis of their total compensation as defined by the Plan. Participants credited with at least one year's service and employed on December 31 of that year receive a Company Contribution as shown on the following chart:

IF THEIR TOTAL COMPENSATION IS:    % OF TOTAL COMPENSATION
--------------------------------------------------------------------------------
 Up to $49,999.99                   3%
--------------------------------------------------------------------------------
 $50,000-$99,999.99                 Up to 3%
                                    For each $1 participants contribute, the
                                    Company will contribute $1, up to 3% of
                                    their total compensation.
--------------------------------------------------------------------------------
$100,000-$249,999.99                Up to 2% (on total compensation of up to
                                    $170,000 for 2000). For each $1 participants
                                    contribute, the Company will contribute 50
                                    cents up to 2% of their total compensation.
--------------------------------------------------------------------------------
$250,000 and above                  There is no Company Contribution.
--------------------------------------------------------------------------------

      The Company Contribution was made to the Citigroup Common Stock Fund within the Plan. Total Compensation includes annual base pay, bonuses, differentials, incentives, commissions and overtime paid in that year. The maximum compensation on which a contribution is based is the IRS limit of $160,000 for 1999 and $170,000 for 2000. Employees whose total compensation is less than $50,000 receive a company contribution without having to make elective contributions.

      For employees whose total compensation is at least $50,000 but less than $250,000 there is no Company Contribution unless the employee makes elective contributions. For 1999 only, employees were not required to make elective contributions to obtain the Company Contribution. The Company Contribution was not subject to Federal Insurance Contributions Act tax (Social Security) withholdings. The Company Contribution funds are restricted from transfer, hardship withdrawals and loans until the earlier of five years or age 55. These contributions are included (if vested) in determining the amount available for loan.

      For employees hired after December 31, 1998, future Company Contributions made to their 401(k) account and earnings on these contributions will vest after five years of service or age 55. These monies will be zero percent vested until that time. Prior service with Citigroup will be counted towards the five year vesting requirement.

      Information about the net assets and significant components of the changes in the net assets relating to the nonparticipant-directed investment is as follows:

                                                          DECEMBER 31
                                                     2000                1999
           Net Assets:
               Common Stock                       $48,208,744        $     -
                                                  ===========        =======

                                                                    YEAR ENDED
                                                                 DECEMBER 31, 2000
                                                                 -----------------
          Changes in Net Assets:
              Contributions                                         $44,807,112
              Investment Income                                       7,614,418
              Benefits Paid to Participants                          (4,212,786)
                                                                    -----------
                                                                    $48,208,744
                                                                    ===========



      Company Contributions paid to the Plan on behalf of a participant after December 31, 1999 must stay in the Citigroup Common Stock Fund for five Plan years. After five years, the restriction on the company contribution made five years previously lapses and that portion of Company Contributions and its earnings can be transferred to any of the available investment options. This five-year restriction also lapses when the participant reaches age 55. Once a participant is vested in his/her company contributions, the funds are available for distribution or rollover when they leave Citigroup.

      Employee Contributions

      The Plan permits all participants to make elective contributions to the Plan in an amount not in excess of 20% of a participant's total compensation for the calendar year. As of December 31, 2000, a highly compensated employee is defined as a participant with annual compensation in excess of $85,000.

      Limitations On Elective Contributions

      Under the Code, for 2000 and 1999 the maximum amount of Elective Contributions permitted is $10,500 and $10,000 respectively for each participant. Contributions that may not be contributed to the Trust Fund because of the limitation will be returned to the participant as a cash payment. Additional limitations may be imposed on contributions by or on behalf of highly compensated employees because of rules applicable to the Plan under the Code which prohibit discrimination in favor of such employees.

      The total amount which may be allocated to a participant's account from all sources (excluding Rollover Contributions) in any Plan Year is limited by Section 415 of the Code to the lesser of $30,000 (subject to cost-of-living increases in future years) or 25% of the participant's annual compensation from the employer.

      Rollover Contributions

      The Plan accepts Rollover Contributions from employees. Such contributions include employee accounts from the qualified plans of their former employers, or from Individual Retirement Accounts (IRAs) or tax-qualified annuities containing solely Rollover Contributions from the qualified plans of their former employers.

      Vesting

      If the Plan is terminated, each participant's interest will become payable in full according to Plan provisions. Participants who were employees on December 31, 1998 will be vested in all past and future Company Contributions. Participants hired after December 31, 1998 are not vested in any future Company Contribution until five years of service is completed or attainment of age 55.

      The Trust Fund

      All contributions to the Plan are held in a Trust Fund established under the Plan and invested in one or more of twenty-one investment funds, as follows:

            -     Fund A-Fixed-Income Securities Fund
            -     Fund B-Citigroup Common Stock Fund
            -     Fund C-Diversified Equity Investments Fund
            -     Fund E-Capital Preservation Fund
            -     Fund F-Small Cap Fund
            -     Fund G-International Securities Fund
            -     Fund H-Conservative Focus Fund
            -     Fund H-Moderate Focus Fund
            -     Fund H-Aggressive Focus Fund
            -     Fund I- Smith Barney Appreciation Fund
            -     Fund J-Smith Barney Large Cap Growth Fund
            -     Fund K-Smith Barney Aggressive Growth Fund
            -     Fund L-Smith Barney International All Cap Growth Fund
            -     Fund M-EuroPacific Growth Fund
            -     Fund N-Smith Barney Money Funds Cash Portfolio Fund
            -     Fund O-Smith Barney Government Securities Fund
            -     Fund P-Smith Barney Diversified Strategic Income Fund
            -     Fund Q-Salomon Brothers High Yield Bond Fund
            -     Fund R-Smith Barney Large Cap Value Fund
            -     Fund S-Salomon Brothers Investors Fund
            -     Fund T-Templeton Developing Markets Fund

      Withdrawals

      In the case of retirement, a participant may elect to receive his or her interest in a single distribution (in cash, or in the case of Fund B, Citigroup Common Stock Fund in shares of Citigroup common stock) or in equal annual installments, commencing within the later of five years from the date of retirement or age 65, but not later than April 1st of the calendar year immediately following the later of the year in which the participant retires or the year in which the participant attains age 70-1/2, over a period of time not to exceed the lesser of 15 years or the life expectancy of the participant and the participant's designated beneficiary. A participant who terminates employment for any other reason can elect to receive his or her interest in a single distribution of cash or stock or in equal annual installments at any time following the date of termination, but no later than age 65. If a participant elects a single distribution, he/she may receive the payment and a rollover to another qualified plan or individual retirement account.

      In the case of death of the participant, if the beneficiary is the surviving spouse, such beneficiary may elect to receive the participant's interest beginning no later than April 1st of the year immediately following the year in which the participant would have attained age 70-1/2 over a period of time not to exceed the lesser of 15 years or the life expectancy of the beneficiary. If the beneficiary is not the surviving spouse, such distributions shall begin no later than one year after the death of the participant.

      A participant may request a hardship withdrawal from the total of his or her voluntary contributions and employer contribution, if vested, to meet an immediate and heavy financial need attributable to (1) unreimbursed medical expenses of the participant, the participant's spouse, children or dependents, (2) the purchase of a primary residence for the participant,
      (3) tuition for the next twelve months of post-secondary education for the participant, the participant's spouse, children or dependents, (4) payment to avoid eviction from or foreclosure on the participant's principal residence, (5) expenses in connection with the unreimbursed loss of the participant's principal residence or necessary personal property due to natural disaster, (6) payment of funeral expenses for a member of the participant's immediate family, (7) repairs necessary to preserve the participant's principal residence and moving expenses in connection with the purchase of a principal residence, or (8) other hardship or events not specifically listed above.

      In order to satisfy the requirement of an immediate and heavy financial need which the participant cannot satisfy from other reasonably available sources, the following conditions must be met: (1) the participant must demonstrate that the withdrawal is not in excess of the amount of the immediate and heavy financial need, (2) the participant must make best efforts to satisfy the need from all other withdrawals, distributions and nontaxable loans available under the Plan and all other plans maintained by Citigroup, (3) the participant will not be eligible to make any elective contributions to the Plan or contributions to other plans of Citigroup and any employer required under the Code to be aggregated with Citigroup for a period of twelve months following the hardship withdrawal, and (4) for the period of the participant's taxable year immediately following the taxable year of the hardship withdrawal, the participant's elective contributions shall not be in excess of the dollar limit ($10,500 in 2000 and $10,000 in 1999) for the year after the hardship withdrawal, less such contributions for the taxable year of the hardship withdrawal.

      If a participant's account contains sufficient funds, the participant may also elect to increase the amount of a hardship withdrawal so that the participant receives an amount approximately equal to the hardship need after subtraction of an amount to cover federal, state, and local income taxes and penalties reasonably anticipated to result from the withdrawal.

      Withdrawals of pre-1980 employer contributions, subject to a tax penalty described below, may be made as of each New York Stock Exchange business day. Withdrawal of the post-1979 employer contributions

      (including Basic Contribution and Employer Contribution and Supplemental Contribution plus Deferred Salary Account Contributions) are permitted following the attainment of age 59-1/2 or on account of permanent and total disability.

      A participant may withdraw a part or all of his or her Qualified Voluntary Employee Contributions ("QVEC") and the amount withdrawn will be subject to federal income taxation as ordinary income unless it is transferred to an IRA or another employer's tax-qualified retirement plan in a direct trustee-to-trustee transfer or, alternatively, within 60 days of the participant's actual receipt of the funds.

      Withdrawals from the Plan which result in taxable income to the participant will be subject to a 10% penalty tax imposed by the Code unless the withdrawal is made after the participant attains age 59-1/2 or on account of the participant's separation from service after age 55, disability or death. Also, no penalty tax is imposed on a hardship withdrawal for medical expenses which exceed 7.5% of the participant's adjusted gross income.

      Participants who do not have all of a taxable distribution that is eligible for rollover, as defined in the Code, transferred directly to another tax-qualified plan or IRA will be subject to mandatory federal income tax withholding of 20%. Certain taxable distributions are not subject to this withholding rule including, but not limited to, substantially equal periodic payments made for a period of ten or more years or for the life (or life expectancy) of the participant.

      Loans

      The Plan may make loans to participants from the participants' account balances. The maximum amount a participant may borrow is the lesser of 50% of the value of the participant's total account balance or $50,000 reduced by the excess, if any, of the highest outstanding loan balance in the previous twelve months over the outstanding balance on the date the loan is made. Effective September 5, 1997, if a participant has invested in more than one Fund, such funds shall be charged for the amount of the loan on a pro-rata basis. Effective January 1, 1997, participants will be permitted to enter into one Plan loan transaction per calendar year and to have no more than two Plan loans outstanding at any time. All employees who enter into new loan agreements (after 1996) and subsequently leave Citigroup will be required to repay their loan within 90 days of their separation of service or the loan will be deemed a taxable distribution.

      Loans, except those for the purchase of the participant's primary residence, are repaid over a repayment period of up to five years through payroll deductions as described below, subject to prepayment in full at any time at the option of the participant.

      The loan interest rate is the prime rate of interest as published in the Wall Street Journal on the first day of the month in which the loan application is received, plus one percent (1%). Generally such interest is not tax deductible. Because the participant's account balance is reduced by the outstanding principal amount of his or her loan, the outstanding principal amount will not participate in the investment experience of any of the Funds in the Trust Fund.

      For active Plan participants, principal and interest of each loan are repaid by deduction each pay period from such participant's compensation in equal amounts sufficient to fully amortize such loan over the repayment period. All amounts deducted are transmitted not less often than monthly and are reinvested in the Funds on the next valuation date, based on the loan amount taken from such Funds, unless the participant elects to have the repayments invested in another Fund.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following are the significant accounting policies followed by the
      Plan:

      Basis of Accounting and Presentation. The accompanying financial statements have been prepared on the accrual basis of accounting.

      In September 1999, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters. SOP 99-3 simplifies the disclosure for certain investments and is effective for plan years ending after December 15, 1999. The Plan has adopted SOP 99-3 for the Plan year ending December 31, 1999.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes herein, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      Investments. Plan investments are stated at fair value, except for investment contracts which are stated at contract value. Stocks and bonds traded on national securities exchanges are valued at their closing market prices; when no trades are reported, they are valued at the most recent bid quotation, securities traded in the over-the-counter market are valued at their last sale or bid price. U.S. Government and Agency Obligations are valued based upon bid quotations for identical or similar obligations. Investments in the Commingled Employee Benefit Trust Funds ("CEBTs") of Citibank, N.A. ("Citibank"), AMVESCAP and State Street Bank are valued at values per unit reported by such CEBTs, whose valuation methods are similar to the Plan. The investments in the Dimensional Investment Group Inc., Smith Barney and other Mutual Funds are reported at their net asset values at year-end.

      The Plan enters into transactions whereby securities are purchased under agreements to resell. Such agreements are carried at purchase price which normally approximates fair value. The Plan received securities that are treated as collateral for cash advanced and the market value of such collateral must equal or exceed the advance at time of purchase. The face amount, reported in the Supplemental Schedule of Assets Held for Investment Purposes, represents the face amount of the underlying collateral.

      Interest income is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date.

      Securities transactions are recorded on the trade date. Average cost is used to determine realized gains and losses on sales of such investments.

      Securities purchased or sold near year-end may result in payments on these securities not being made or received until after the Plan's year-end. The "Plan Year" is a calendar year. The amounts of such payments are recorded as payables or receivables as of year-end.

      The Plan invests in various Funds. The amounts allocated to each Fund may be invested directly in the permitted investments for such Fund, or may be invested in such permitted investments through the medium of any investment vehicle permitted under applicable law.

      The Trustee may, in its discretion, temporarily invest any part of the amounts allocated to the Trust Fund or to any particular Fund in short-term investments selected by it or through the medium of a commingled employee benefit trust fund established and maintained for such purpose. The Trustee may, for the purpose of remaining fully invested and maintaining liquidity to make distributions from the Trust Fund, trade in financial options and futures (including index options and options on futures) and contracts for the exchange of interest rates, investment performance, currencies or other notional principal in such form and upon such terms as the Trustee or a duly appointed investment manager may direct.

      Securities, cash, and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the prevailing market rates in effect on the valuation date. Income and expenses are translated at the exchange rates prevailing at the date of the transaction.

      Gains and losses on foreign currency transactions, translations of foreign currency balances, and forward foreign currency contracts, other than investment transactions and translations, are included in net gain/loss on currency translation. Currency gains and losses on investment transactions and translations are included in realized gains/losses from security transactions and change in unrealized appreciation/depreciation of investments.

      New Accounting Standard. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will become effective beginning January 1, 2001. The company is currently evaluating the impact of adopting the standard and will comply as required.

3.    FUNDING POLICY

      The Participating Companies have entered into a Declaration of Trust with the Trustee providing for the establishment, management, investment and reinvestment of the Trust Fund. Payments to the Trustee are made by the Participating Companies as specified by the Plan provisions.

4.    FEDERAL INCOME TAX CONSEQUENCES

      The Plan received its most recent determination letter from the Internal Revenue Service on March 27, 1996 approving the continued exemption of the Plan and its underlying Trust from federal income taxes under the Code. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and the Plan's legal counsel believe that the Plan and its Trust are operated within the terms of the Plan and in compliance with the applicable requirements of the Code.

      Matching employer contributions, pretax contributions and the Plan earnings on all contributions are not taxable to the participants until they are withdrawn by or distributed to the participants. Also, unrealized appreciation on shares of Citigroup common stock distributed in a qualifying lump-sum distribution is not taxable at the time of distribution. As more fully described in the subsequent events footnote below, the Plan will not recognize taxable income as a result of the merger of the six enumerated plans into the Travelers Group 401(k) Savings Plan, soon to be renamed the Citigroup 401(k) Plan.

5.    EXPENSES

      In 1999, administrative expenses were paid by the Participating Companies. Effective January 1, 2000, annual fees approximating 0.3%, were deducted from each participant's balance to cover plan expenses such as custodial, recordkeeping and investment management fees.

6.    RELATED PARTY TRANSACTIONS (PARTIES-IN-INTEREST)

      Certain Plan investments are shares of stock issued by Citigroup. Citigroup is the Plan Sponsor as defined by the plan. .

      At December 31, 2000, Citibank, N. A. was trustee for many of the Plan's investments. Citibank, N.A. is an indirect wholly owned subsidiary of Citigroup.

      Certain Plan investments are shares of registered investment companies (mutual funds, stock funds and investment contracts) that are valued by Mutual Management corporation, a subsidiary of Salomon Smith Barney Holdings, Inc. and Salomon Brothers Asset Management, Inc. Both are subsidiaries of Citigroup Inc.

      Certain Plan investments are shares of commingled trust funds managed by State Street Bank and Trust ("State Street"). State Street is the custodian of the Plan's assets.

      On April 4, 2000, Citigroup and State Street Corporation announced the formation of CitiStreet LLC, a joint venture. CitiStreet provides administrative, outsourcing, investment management and investment advisory services to the employee benefit Plans of corporate, governmental and other organizations. Effective July 2, 2001, CitiStreet will manage the administration and recordkeeping for the plan.

7.    INVESTMENTS

      The Plan held the following individual investments, whose aggregate fair value equaled or exceeded 5% of the Plan's net assets at December 31, 2000 and 1999:


                                               2000                    1999
                                               ----                    ----
Citigroup Common Stock                  $1,961,196,585           $1,527,559,699
AMVESCAP CEBT, Index 500 Fund              622,890,624              781,696,761

      During 2000 and 1999 the Plan's investments (including investments purchased, sold and held during the year) appreciated in fair value by $259,502,611 and $856,488,994, respectively as follows:

                                                2000                 1999
                                                ----                 ----
U.S. Government and Agency Obligations      $  2,622,932       $ (4,752,818)
Corporate Bonds                                1,676,320         (4,047,255)
Foreign Bonds                                    696,034         (1,128,153)
Commingled Trust Funds                       (74,907,476)       152,340,081
Mutual Funds                                 (74,929,619)        21,264,029
Separate Investment Portfolio                         --          5,419,995
Bond Fund                                     37,659,840                 --
Citigroup Common Stock                       366,684,580        687,393,115
                                            ------------       ------------
Net Appreciation
in Fair Value of Investments                $259,502,611       $856,488,994
                                            ============       ============


      The Plan has a number of Guaranteed Investment Contracts issued by insurance companies and banks at fixed and variable rates carried at contract value. The contract value represents contributions made under the contract less any participant-directed withdrawals plus accrued interest, which had not been received from the issuer, at the contract rate.

      The Plan also has Synthetic Guaranteed Investment Contracts ("Synthetic GICs") which, in the aggregate, are carried at contract value which consist of cash, fixed income securities valued at fair value, accrued interest on the fixed income securities, and a wrapper contract valued at the difference between the contract value and fair value of the fixed income securities plus accrued interest on the fixed value liquidity agreement fee.

      The interest rate is a function of the relationship between the contract value and the value of the underlying assets.

      The interest rate for the Synthetic GIC's is reset periodically by the issuer and cannot be less than zero. The interest rate disclosed below represents the rate in effect on December 31, 2000. The underlying assets, the wrapper contract, and the accrued interest receivable are shown in the aggregate on the accompanying statement of net assets available for benefits as of December 31, 2000. These contracts are summarized below:

         INVESTMENT CONTRACTS                       MATURITY DATE          CONTRACT RATE             CONTRACT VALUE
         --------------------                       -------------          -------------             --------------
GUARANTEED INVESTMENT CONTRACTS

AIG Life                                               12/31/02                 6.160%                $ 15,977,979
AIG Life                                               12/31/03                 5.630                   12,448,610
CDC Capital                                            02/15/04                 6.030                   18,944,646
CDC  Capital                                           10/01/02                 6.260                    8,336,215
John Hancock                                           10/01/03                 7.300                   10,535,617
John Hancock                                            9/30/01                 6.390                    9,781,843
John Hancock                                            1/2/03                  6.330                    7,235,392
John Hancock                                            1/2/03                  6.140                    9,499,723
John Hancock                                            7/01/02                 6.570                    8,078,202
Mass Mutual                                            10/01/02                 6.800                   24,705,507
Metropolitan Life                                      10/01/02                 5.800                    9,993,739
Metropolitan Life                                      07/01/02                 6.930                   10,465,784
Metropolitan Life                                       7/1/02                  6.100                   18,622,692
National Westminster Bank                               6/25/12                 6.937                    8,491,593
New York Life                                           4/1/02                  6.670                   14,052,882
New York Life                                           7/1/02                  6.220                    4,366,242
New York Life                                          12/31/02                 6.740                   15,482,224
New York Life                                          07/01/02                 6.663                   15,782,100
Principal Mutual                                       10/01/01                 5.770                    5,640,832
Principal Mutual                                        9/29/02                 6.490                   17,316,799
Principal Mutual                                        6/30/01                 5.850                   16,423,977
Principal Mutual                                       09/30/02                 6.420                    3,869,062
UBS                                                    06/25/30                 7.927                   13,729,291
UBS                                                    08/25/30                 8.075                   13,687,905
                                                                                                      ------------
         SUBTOTAL                                                                                      293,468,856
                                                                                                      ------------



SYNTHETIC GUARANTEED  INVESTMENT CONTRACTS.

Deutsche Bank                                    No stated maturity*            6.640                   86,354,170
National Westminster Bank                        No stated maturity*            6.446                   18,871,678
Rabobank                                         No stated maturity*            6.700                   83,841,571
Rabobank                                         No stated maturity*            6.663                    8,904,989
Rabobank                                         No stated maturity*            7.107                    7,778,886
UBS                                              No stated maturity*            6.849                   83,657,514
                                                                                                      ------------
         SUBTOTAL                                                                                      289,408,808
                                                                                                      ------------
           TOTAL                                                                                      $582,877,664

                                                                                                      ============

* The maturity dates for the Synthetic GICs have not been specified by the parties to the contracts. Certain conditions must occur or the parties may mutually agree to a maturity date at some future time.

8.    FUTURES CONTRACTS

      In order to hedge against a decline in the value of its securities or increase in the prices of securities it intends to purchase at a later date, or for investment purposes, the Plan may buy and sell futures contracts. From an investment perspective, the Plan may purchase futures contracts to gain exposure to market changes as it may be more efficient or cost-effective than actually buying securities.


      Futures contracts are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Upon entering into a futures contract, the Plan is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) which equal the daily changes in contract value are recorded as realized gains and losses.

      Risks of entering into futures contracts include the possibility that there may be an illiquid market and that changes in the value of the contract may not correlate with the value of the underlying securities.

      At December 31, 2000, the Plan held 72 open futures contracts in the Standard and Poor's 500 Index. The variation margin receivable as of December 31, 2000 was $50,167. Collateral held was $2,075,892. At December 31, 1999, the Plan had open positions in futures contracts and collateral as disclosed below:

                                                          VARIATION MARGIN
                                           NO. OF       RECEIVABLE/(PAYABLE)
                                         CONTRACTS      AS OF DEC. 31, 1999        COLLATERAL
                                         ---------      -------------------        ----------
Futures Contracts

Standard and Poor's 500 Index               36                $30,600              $1,200,000
U.S. Treasury Bond Index                    97                $35,813              $   70,000
U.S. Treasury  Long Bond Index              80                $10,000              $  120,000
U.S. Treasury Ten Year Notes Index          71                $ 7,766              $  120,000

      The sizes of the contracts are 250 times the Standard & Poor's 500 Index, 500 times the United States Treasury Bond Notes Index, 1,000 times the U.
      S. Long Bond Index and 1,000 times the U. S. Treasury Ten Year Notes
      Index.


9.    INVESTMENTS IN FORWARD FOREIGN CURRENCY CONTRACTS

      Forward foreign currency contracts are valued at market forward rates obtained from independent market quotations and unrealized appreciation and depreciation is recorded. The Plan will realize a gain or loss upon the closing or settlement of the forward transaction.

      A forward foreign currency contract obligates one party to purchase and the other party to sell a specific currency at a set price on a future date. In order to hedge against foreign currency exchange rate risks on foreign currency denominated transactions and holdings or for investment purposes, the Plan may buy or sell forward foreign currency contracts. At December 31, 2000, the Plan had no open positions in forward foreign currency exchange contracts.

10.   TERMINATION OF THE PLAN

      Although it has not expressed any intent to do so, Citigroup has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

11.   PLAN MERGER

      Effective December 11, 2000, the Copelco Capital 401 (k) Savings Plan was merged into the Plan. As a result, $17,084,255 was transferred into the Citibuilder trust.

12.   SUBSEQUENT EVENTS

      Effective July 1, 2001, the Travelers Group 401(k) Savings Plan will be renamed the Citigroup 401(k) Plan and the Citibuilder 401(k) Plan will be merged into the Citigroup 401(k) Plan. At the same time, five other plans
      - the Associates Savings and Profit Sharing Plan; Savings and Investment Plan for Associates of Wellspring Resources (CitiStreet); the State Street Salary Savings Plan (part of CitiStreet), the Geneva Companies 401(k) Savings Plan and the Geneva Group Inc. Employee Stock Ownership Plan will also be merged into the Citigroup 401(k) Plan.

                                                                      SCHEDULE I


                   CITIBUILDER 401 (k) PLAN (FORMERLY KNOWN AS
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (As Amended and Restated))
           SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                            As of December 31, 2000

                                     FUND A
                         (FIXED INCOME SECURITIES FUND)

                                                              MATURITY       PRINCIPAL                             FAIR VALUE
         ASSET DESCRIPTION                     RATE             DATE          AMOUNT              COST              12/31/00
----------------------------------------      ------         ----------     -----------      ---------------    ---------------
U.S. GOVERNMENT & AGENCY OBLIGATIONS

Federal Home Loan Mortgage                    7.500%         4/15/2003         631,335               630,644            630,741
Federal Home Loan Banks                       6.145%         9/30/2002       2,000,000             2,023,125          2,015,940
Federal Home Loan Banks                       6.250%         8/13/2004       2,500,000             2,480,425          2,544,925
Federal Home Loan Banks                       6.875%         7/18/2002       1,650,000             1,653,538          1,678,100
Federal Home Loan Mortgage                    5.750%         7/15/2003       3,400,000             3,428,656          3,409,044
Federal Home Loan Mortgage                    4.750%         12/14/2001      2,000,000             1,994,688          1,980,320
Federal Home Loan Mortgage                    6.250%         7/15/2004       1,750,000             1,753,418          1,780,905
Federal National Mortgage Association         6.400%         5/2/2001        1,100,000             1,098,471          1,101,892
Federal National Mortgage Association         5.625%         3/15/2001       2,000,000             2,027,240          1,997,820
Federal National Mortgage Association         5.750%         6/15/2005       4,000,000             4,119,660          4,003,760
Federal National Mortgage Association         4.625%         10/15/2001      3,000,000             2,991,630          2,971,860
Federal National Mortgage Association         5.125%         2/13/2004         750,000               718,350            738,750
Federal National Mortgage Association         6.375%         6/15/2009       7,100,000             6,914,749          7,280,837
Federal National Mortgage Association         6.625%         9/15/2009       4,500,000             4,338,179          4,689,135
Federal National Mortgage Association         7.000%         7/15/2005         975,000               982,783          1,023,292
Federal National Mortgage Association         6.500%         11/1/2012         923,397               921,810            924,450
Federal National Mortgage Association         6.500%         11/1/2012         297,894               297,382            298,233
Federal National Mortgage Association         6.500%         11/1/2012         305,464               304,939            305,812
Federal National Mortgage Association         6.500%         8/1/2012           26,621                26,576             26,682
United States Treasury Notes                  6.125%         12/31/2001      8,000,000             8,055,564          8,044,960
United States Treasury Notes                  6.250%         6/30/2002       2,500,000             2,584,197          2,532,025
United States Treasury Notes                  5.250%         5/15/2004         900,000               867,468            903,096
United States Treasury Notes                  6.000%         8/15/2009       2,080,000             2,124,121          2,194,733
United States Treasury Notes                  7.875%         8/15/2001       6,650,000             7,076,992          6,735,187
United States Treasury Notes                  6.250%         2/15/2003       3,250,000             3,396,648          3,318,543
United States Treasury Notes                  5.750%         8/15/2003       1,500,000             1,477,718          1,521,795
United States Treasury Notes                  7.875%         11/15/2004      5,050,000             5,458,521          5,528,942
United States Treasury Notes                  6.500%         10/15/2006      2,900,000             3,008,802          3,094,851
                                                                                             ---------------    ---------------
                                                                                                $ 72,756,294       $ 73,276,630
CORPORATE BONDS

ABN Amro Bank N.V. Chicago Branch             7.125%         6/18/2007       1,500,000             1,527,185          1,541,175
Ahold Financial U.S.A. Inc.                   6.250%         5/1/2009        1,900,000             1,884,420          1,775,569
Atlantic Richfield Co.                        5.900%         4/15/2009       1,950,000             1,943,351          1,908,387
Bayerische Landesbank                         5.875%         12/1/2008       1,600,000             1,598,672          1,531,872
Bank of America                               7.125%         9/15/2006         750,000               746,213            769,928
Branch Bank and Trust Co. Wilson, N.C.        5.700%         2/1/2001        1,000,000               984,320            999,000
Burlington Northern Santa Fe                  7.125%         12/15/2010      1,900,000             1,897,720          1,931,388
California Infrastructure                     6.320%         9/25/2005       1,250,000             1,258,643          1,261,488
Clear Channel Communications                  7.650%         9/15/2010         800,000               797,288            807,368
Dayton Hudson Credit Card Master              6.250%         8/25/2005       1,225,000             1,222,373          1,232,999
Dell Computer Corp.                           6.550%         4/15/2008       1,150,000             1,148,218          1,097,928
Delphi Automotive System Corp.                6.125%         5/1/2004        1,900,000             1,906,156          1,835,647
Deutsche Telekom International Financial      7.750%         6/15/2005         490,000               489,147            499,882

* Party in interest as defined by ERISA

                                                                      SCHEDULE I


                   CITIBUILDER 401 (k) PLAN (FORMERLY KNOWN AS
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (As Amended and Restated))
        SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000

                                     FUND A
                         (FIXED INCOME SECURITIES FUND)

                                                              MATURITY       PRINCIPAL                             FAIR VALUE
         ASSET DESCRIPTION                     RATE             DATE          AMOUNT              COST              12/31/00
----------------------------------------      ------         ----------     -----------      ---------------    ---------------
EOP Oper. Ltd. Partnership                    6.800%         1/15/2009       1,750,000             1,742,195          1,694,175
El Paso Natural Gas Co.                       6.750%         11/15/2003      1,000,000             1,016,390          1,008,520
Electronic Data System Corp.                  7.125%         10/15/2009      1,700,000             1,698,300          1,751,442
General Electric Capital  Corp.               8.850%         4/1/2005        1,325,000             1,449,060          1,467,027
General Motors Accep Corp.                    7.500%         7/15/2005         750,000               759,705            771,570
Guidant Corp.                                 6.150%         2/15/2006         355,000               353,608            337,002
Household Financial Corp.                     5.875%         2/1/2009        1,200,000             1,193,220          1,102,884
Household Financial Corp.                     7.200%         7/15/2006       1,750,000             1,747,340          1,785,228
Ingersoll Rand Co. Medium Term                6.380%         11/19/2001        850,000               850,000            851,683
International Business Machines               5.375%         2/1/2009        1,500,000             1,497,465          1,385,280
Lehman Brothers Holdings Inc.                 7.250%         10/15/2003      1,000,000               996,330          1,015,590
Lockheed Martin Corp.                         6.850%         5/15/2001       2,250,000             2,273,978          2,253,938
MBNA Master Credit Card TR II                 5.800%         12/15/2005      1,500,000             1,526,016          1,497,180
MMCA Auto Owner Tr.                           7.550%         4/15/2006       1,750,000             1,749,453          1,801,953
Marsh and McLennan Companies Inc.             6.625%         6/15/2004       1,700,000             1,693,438          1,717,527
Mellon Bank Home Equity                       6.520%         7/25/2010         490,791               490,223            488,337
Mellon Financial Company                      6.000%         3/1/2004        1,400,000             1,363,376          1,385,398
Morgan Stanley Dean Witter                    7.750%         6/15/2005       1,500,000             1,520,325          1,578,375
National Australia Bank Ltd.                  8.600%         5/19/2010       1,650,000             1,646,288          1,827,606
National Westminster Bank Plc.                7.375%         10/1/2009       1,700,000             1,693,217          1,757,239
Norwest Financial Inc.                        5.625%         2/3/2009        1,800,000             1,792,656          1,673,406
Pemex Financials Ltd.                         7.330%         5/15/2012       1,500,000             1,432,305          1,551,600
Qwest Capital Fdg. Inc.                       7.750%         8/15/2006       1,000,000               999,030          1,020,260
Raytheon Co.                                  6.450%         8/15/2002       2,000,000             2,009,770          1,998,740
Royal Bank of Canada New York Branch          6.750%         10/24/2011      1,000,000               998,440          1,004,900
Sears Roebuck Acceptance Corp.                6.560%         11/20/2003      1,000,000               982,120            992,330
Sprint Capital Corp.                          6.125%         11/15/2008      1,500,000             1,334,175          1,349,130
Toyota Motor Credit Corp.                     5.500%         12/15/2008      1,700,000             1,696,634          1,559,886
Tyco International Group                      6.375%         6/15/2005       1,500,000             1,493,865          1,494,870
United Utilities Plc.                         6.450%         4/1/2008        1,500,000             1,505,475          1,400,145
Wal Mart Stores Inc.                          6.550%         8/10/2004       1,750,000             1,747,358          1,788,791
Westvaco Corp.                                6.850%         11/15/2004      1,750,000             1,746,535          1,742,262
                                                                                             ---------------    ---------------
TOTAL CORPORATE BONDS                                                                        $    62,401,996    $    62,246,905

FOREIGN BONDS

British Columbia Province Canada              5.375%         10/29/2008      1,650,000             1,641,437          1,580,073
British Telecommunications Plc.               8.125%         12/15/2010        750,000               748,778            758,220
Inter American Development Bank               5.750%         2/26/2008       1,400,000             1,391,460          1,380,610
Ontario Province Canada                       7.375%         1/27/2003         500,000               526,225            515,365

                                                                                             ---------------    ---------------
TOTAL FOREIGN BONDS                                                                          $     4,307,900    $     4,234,268


TOTAL ASSETS HELD FOR INVESTMENT - FUND A                                                    $   139,466,190    $   139,757,803
                                                                                             ===============    ===============

* Party in interest as defined by ERISA

                                                                      SCHEDULE I



                   CITIBUILDER 401 (k) PLAN (formerly known as
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (As Amended and Restated))
        SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000

                                     FUND B
                             (CITIGROUP COMMON STOCK FUND)


                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS             COST               12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Citigroup Common Stock *                                                         38,407,767    $  818,776,183     $  1,961,196,585

STIF OF STATE STREET BANK & TRUST CO. *                                          11,082,250        11,082,250           11,082,250
                                                                                               --------------     ----------------

TOTAL ASSETS HELD FOR INVESTMENT  - FUND B                                                     $  829,858,433     $  1,972,278,835
                                                                                               ==============     ================

                                    FUND C
                      (DIVERSIFIED EQUITY INVESTMENTS FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS             COST               12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
COMMINGLED EMPLOYEE BENEFIT TRUSTS OF
INVESCO TRUST CO.

Index 500 Fund                                                                   27,126,547    $  323,592,029     $    622,890,624

STIF OF STATE STREET BANK & TRUST CO. *                                          24,040,270        24,040,270           24,040,270

U.S. GOVERNMENT & AGENCY OBLIGATIONS

U.S. Treasury Bills                                             3/15/01           2,100,489         2,069,156            2,075,892
                                                                                               --------------     ----------------

TOTAL ASSETS HELD FOR INVESTMENT  - FUND C                                                     $  349,701,455     $    649,006,786
                                                                                               ==============     ================

                                     FUND E
                           (CAPITAL PRESERVATION FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
State Street Resale Agreement *                    6.450%       01/02/01         15,636,000    $   15,636,000     $     15,636,000

GUARANTEED INVESTMENT CONTRACTS ***

AIG Life Companies                                 6.160%       12/31/02         15,977,979        15,977,979           15,977,979
AIG Life Companies                                 5.630%       01/04/04         12,448,610        12,448,610           12,448,610
CDC Capital                                        6.030%       02/15/04         18,944,646        18,944,646           18,944,646
CDC Capital                                        6.260%       10/01/02          8,336,215         8,336,215            8,336,215
John Hancock                                       6.140%       01/02/03          9,499,723         9,499,723            9,499,723
John Hancock                                       6.390%       09/30/01          9,781,843         9,781,843            9,781,843
John Hancock                                       6.330%       01/02/03          7,235,392         7,235,392            7,235,392
John Hancock                                       6.570%       07/01/02          8,078,202         8,078,202            8,078,202
John Hancock                                       7.300%       10/01/03         10,535,617        10,535,617           10,535,617
Mass Mutual                                        6.800%       10/01/02         24,705,507        24,705,507           24,705,507
Metropolitan Life                                  5.800%       10/01/02          9,993,739         9,993,739            9,993,739
Metropolitan Life                                  6.930%       07/01/02         10,465,784        10,465,784           10,465,784
Metropolitan Life                                  6.100%       07/01/02         18,622,692        18,622,692           18,622,692
National Westminster Bank                          6.937%       06/25/12          8,491,593         8,491,593            8,491,593

                                                                      SCHEDULE I


                   CITIBUILDER 401 (k) PLAN (formerly known as
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (As Amended and Restated))
        SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000

New York Life Insurance                            6.670%       04/01/02         14,052,882        14,052,882           14,052,882
New York Life Insurance                            6.220%       07/01/02          4,366,242         4,366,242            4,366,242
New York Life Insurance                            6.740%       12/31/02         15,482,224        15,482,224           15,482,224
New York Life Insurance                            6.663%       07/01/02         15,782,100        15,782,100           15,782,100
Principal Mutual Life                              5.770%       10/01/01          5,640,832         5,640,832            5,640,832
Principal Mutual Life                              6.490%       09/29/02         17,316,799        17,316,799           17,316,799
Principal Mutual Life                              5.850%       06/30/01         16,423,977        16,423,977           16,423,977
Principal Mutual Life                              6.420%       09/30/02          3,869,062         3,869,062            3,869,062
UBS                                                7.927%       06/25/30         13,729,291        13,729,291           13,729,291
UBS                                                8.075%       08/25/30         13,687,905        13,687,905           13,687,905
                                                                                               --------------     ----------------
                                                                                               $  293,468,856     $    293,468,856

SYNTHETIC GUARANTEED INVESTMENT CONTRACTS

Deutsche Bank                                      6.640%       01/01/05         86,354,170        86,354,170           86,354,170
National Westminster Bank                          6.446%       02/01/28         18,871,678        18,871,678           18,871,678
Rabobank                                           6.700%       01/01/05         83,841,571        83,841,571           83,841,571
Rabobank                                           6.663%       07/25/03          8,904,989         8,904,989            8,904,989
Rabobank                                           7.107%       07/30/03          7,778,886         7,778,886            7,778,886
UBS                                                6.849%       01/01/05         83,657,514        83,657,514           83,657,514
                                                                                               --------------     ----------------
                                                                                               $  289,408,808     $    289,408,808


TOTAL ASSETS HELD FOR INVESTMENT - FUND E                                                      $  598,513,664     $    598,513,664
                                                                                               ==============     ================

                                     FUND F
                                (SMALL CAP FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Commingled Employee Benefit Trust of
State Street Bank & Trust Company *

RUSSELL 2000 FUND                                                                 5,502,133    $  129,094,588     $    148,089,920

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND F                                                      $  129,094,588     $    148,089,920
                                                                                               ==============     ================

                                     FUND G
                         (INTERNATIONAL SECURITIES FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
MUTUAL FUNDS OF DIMENSIONAL INVESTMENT GROUP,
INC.

Emerging Markets Portfolio II                                                     1,367,822    $   12,712,871     $     11,202,460
International Value Portfolio IV                                                 10,145,476       103,470,521          101,454,762
                                                                                               --------------     ----------------

TOTAL ASSETS HELD FOR INVESTMENT - FUND G                                                      $  116,183,392     $    112,657,222
                                                                                               ==============     ================

                                                                      SCHEDULE I


                   CITIBUILDER 401 (k) PLAN (formerly known as
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (As Amended and Restated))
        SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000


                                     FUND H
                            (CONSERVATIVE FOCUS FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
SSGA CME 9                                                                          277,859    $    3,210,092     $      3,436,284
                                                                                               --------------     ----------------

Daily EAFE SL Series A                                                               40,077           614,615              558,191
Daily Emerging Markets Series A                                                      25,896           227,833              181,818
SSGA Russell 2000                                                                    13,246           201,852              194,474
S&P 500 Flagship Series A                                                             6,007         1,472,557            1,355,831
                                                                                               --------------     ----------------
                                                                                               $    2,516,857     $      2,290,314

TOTAL ASSETS HELD FOR INVESTMENT -
FUND H CONSERVATIVE                                                                            $    5,726,949     $      5,726,598
                                                                                               ==============     ================

                                     FUND H
                              (MODERATE FOCUS FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
SSGA CME 9                                                                        3,724,065    $   42,899,670     $     46,055,511
                                                                                               --------------     ----------------

Daily EAFE SL Series A                                                            1,611,904        25,024,316           22,450,603
Daily Emerging Markets Series A                                                   1,032,982         9,306,088            7,252,567
SSGA Russell 2000                                                                   530,910         8,145,192            7,794,814
S&P 500 Flagship Series A                                                           241,659        59,400,310           54,541,632
                                                                                               --------------     ----------------
                                                                                               $  101,875,906     $     92,039,616

TOTAL ASSETS HELD FOR INVESTMENT -
FUND H MODERATE                                                                                $  144,775,576     $    138,095,127
                                                                                               ==============     ================

                                     FUND H
                             (AGGRESSIVE FOCUS FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
SSGA CME 9                                                                          227,557    $    2,630,496     $      2,814,199
                                                                                               --------------     ----------------

Daily EAFE SL Series A                                                              295,311         4,561,989            4,113,094
Daily Emerging Markets Series A                                                     191,106         1,693,664            1,341,753
SSGA Russell 2000                                                                    97,785         1,504,209            1,435,685
S&P 500 Flagship Series A                                                            44,308        10,915,386           10,000,221
                                                                                               --------------     ----------------
                                                                                               $   18,675,248     $     16,890,753

TOTAL ASSETS HELD FOR INVESTMENT -
FUND H AGGRESSIVE                                                                              $   21,305,744     $     19,704,952
                                                                                               ==============     ================

                                                                      SCHEDULE I


                   CITIBUILDER 401 (k) PLAN (formerly known as
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (As Amended and Restated))
         SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000


                                     FUND I
                        (SMITH BARNEY APPRECIATION FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Smith Barney Appreciation Fund                                                      429,770         6,561,271            6,248,850

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND I                                                      $    6,561,271     $      6,248,850
                                                                                               ==============     ================

                                     FUND J
                      (SMITH BARNEY LARGE CAP GROWTH FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Large Cap Growth Fund                                                               590,942    $   15,522,030     $     13,638,939

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND J                                                      $   15,522,030     $     13,638,939
                                                                                               ==============     ================

                                     FUND K
                      (SMITH BARNEY AGGRESSIVE GROWTH FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Smith Barney Aggressive Growth Fund                                                 471,817    $   51,079,501     $     48,040,360

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND K                                                      $   51,079,501     $     48,040,360
                                                                                               ==============     ================


                                     FUND L
               (SMITH BARNEY INTERNATIONAL ALL CAP GROWTH FUND)


                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
International Equity Portfolio                                                      347,459    $    8,442,042     $      6,372,397

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND L                                                      $    8,442,042     $      6,372,397
                                                                                               ==============     ================

                                                                      SCHEDULE I


                   CITIBUILDER 401(k) PLAN (formerly known as
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
        SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000


                                     FUND M
                            (EUROPACIFIC GROWTH FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Europacific Growth Fund                                                             269,453    $   10,635,096     $      8,447,355

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND M                                                      $   10,635,096     $      8,447,355
                                                                                               ==============     ================

                                     FUND N
                    (SMITH BARNEY MONEYFUNDS CASH PORTFOLIO)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Smith Barney Money Funds Inc.                                                       820,163    $      820,163     $        820,163

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND N                                                      $      820,163     $        820,163
                                                                                               ==============     ================

                                     FUND O
                    (SMITH BARNEY GOVERNMENT SECURITIES FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Government Securities Fund Class Z                                                   95,589    $      893,428     $        902,357

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND O                                                      $      893,428     $        902,357
                                                                                               ==============     ================

                                     FUND P
                (SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Smith Barney Income Funds Class Z                                                    42,151    $      295,728     $        292,949

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND P                                                      $      295,728     $        292,949
                                                                                               ==============     ================

                                                                      SCHEDULE I


                   CITIBUILDER 401(k) PLAN (formerly known as
                           THE SAVINGS INCENTIVE PLAN
                  OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
        SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                             As of December 31, 2000


                                     FUND Q
                     (SALOMON BROTHERS HIGH YIELD BOND FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Salomon Brothers High Yield Bond Fund Class O                                        53,289    $      434,945     $        431,644

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND Q                                                      $      434,945     $        431,644
                                                                                               ==============     ================

                                     FUND R
                       (SMITH BARNEY LARGE CAP VALUE FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Smith Barney Large Cap Value Fund Class Z                                            73,653    $    1,354,255     $      1,298,510

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND R                                                      $    1,354,255     $      1,298,510
                                                                                               ==============     ================

                                     FUND S
                        (SALOMON BROTHERS INVESTORS FUND)

                                                                MATURITY        NUMBER OF                             FAIR VALUE
         ASSET DESCRIPTION                          RATE          DATE            UNITS              COST              12/31/00
----------------------------------------------    --------    ------------    -------------    --------------     ----------------
Salomon Brothers Investors Fund                                                     109,586    $    2,320,426     $      2,233,359

                                                                                               --------------     ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND S                                                      $    2,320,426     $      2,233,359
                                                                                               ==============     ================

                                     FUND T
                       (TEMPLETON DEVELOPING MARKETS FUND)

                                                                MATURITY      NUMBER OF                           FAIR VALUE
         ASSET DESCRIPTION                           RATE         DATE          UNITS            COST              12/31/00
----------------------------------------------  -------------  ----------    -----------    ----------------   ----------------
                                                                                  17,366    $        182,470   $        183,908

                                                                                            ----------------   ----------------
TOTAL ASSETS HELD FOR INVESTMENT - FUND T                                                   $        182,470   $        183,908
                                                                                            ================   ================
STIF OF State Street Bank & Trust  Co.*                                                     $     17,084,255   $     17,084,255
                                                                                            ================   ================

                                                                                            ----------------   ----------------
PARTICIPANT LOANS** 13,599 Loans                  9.5% to 10.5% Interest                    $     73,579,076   $     73,579,076
                                                                                            ================   ================


                                                                                            ----------------   ----------------
TOTAL ASSETS HELD FOR INVESTMENT IN THE
CITIBUILDER 401(k) PLAN                                                                     $  2,523,830,677   $  3,963,405,029
                                                                                            ================   ================

* Parties in interest exempt under ERISA Regulations. See note 6 to Financial Statements.

** The interest rate on loans to participants equal one percentage point above the Prime Rate

       Published in the Wall Street Journal for the first business day of the month in which the loan application is received.

*** The interest rates of the guaranteed investment contracts range from 5.6% to 8.0%.

                                                                     SCHEDULE II


                   CITIBUILDER 401(k) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
                   SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS
                 (ACQUIRED AND DISPOSED OF WITHIN THE YEAR) --
                    DURING THE YEAR ENDED DECEMBER 31, 2000


                                                                                    COST OF         PROCEEDS OF           NET
PRINCIPAL AMOUNT        DESCRIPTION OF ISSUE                                      ACQUISITION       DISPOSITION       GAIN/(LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL BOND

     2,310,000          Germany (Fed Rep) 6.5000%,  7/15/03                        2,181,289         2,299,034          117,745
     1,670,000          Germany (Fed Rep) 4.250%,  11/26/04                        1,671,663         1,550,767         (120,896)
      290,000           Treasury (English) 7.750%,  9/8/06                          510,710           482,264          (28,446)
    89,000,000          Osterreichische Kontrollbank 1.810%,  3/22/10               851,959           855,740            3,781
    135,600,000         Japan 4.100%,  6/21/04                                     1,483,686         1,437,198         (46,488)
    135,600,000         Japan 4.100%,  6/21/04                                     1,407,811         1,422,739          14,928
    135,600,000         Japan 4.100%,  6/21/04                                     1,419,751         1,447,399          27,648
     5,400,000          Commerzbank Ag 13.750%, 1/18/02                            1,316,540         1,152,574         (163,966)
      490,000           Federal National Mortgage Assn 7.250%, 1/15/10              489,412           490,415            1,003
      80,000            Finnish Export Credit 6.625%,  5/15/00                      80,013            80,000             (13)
      550,000           United States Treasury Bonds 6.125%,  8/15/29               510,039           531,008           20,969
     2,150,000          United States Treasury Bonds 6.500% 2/28/02                2,151,344         2,148,320          (3,024)
     1,250,000          Inter American Development Bank 7.375%,  1/15/10           1,249,352         1,252,331           2,979



NOTE: Transactions exempt under Section 2522. 103-11 of the Rules and Regulations for Reporting and Disclosure as issued by the Department of Labor effective for Plan years beginning in 1977 and thereafter are not included in this schedule

                                                                    SCHEDULE III


                   CITIBUILDER 401 (K) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
         SCHEDULE H, LINE 4j -- SCHEDULE OF REPORTABLE TRANSACTIONS --
                    DURING THE YEAR ENDED DECEMBER 31, 2000


A. Series of Transactions With Respect to Securities of the Same Issue Aggregating over 5% (or $192,213,578) of Current Value (or
       $3,844,271,560) of Plan Assets at the Beginning of the Year:

-----------------------------------------------------------------------------------------------------------------------------------
                                             PURCHASE           SELLING          EXPENSE           COST OF           NET GAIN
                                               PRICE             PRICE          WITH TRADE          ASSET              (LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
Short Term Investment Fund                  666,630,604                                         666,630,604
of State Street Bank and Trust Company                        666,630,604            0          666,630,604                (-0-)

           No. Of Transactions                  127               125
-----------------------------------------------------------------------------------------------------------------------------------

Stable Value Fund                           702,659,528                                          702,659,528
                                                              172,766,286            0           172,766,286      (529,893,242)
           No. Of Transactions                  43                84
-----------------------------------------------------------------------------------------------------------------------------------

Citigroup Inc. Common Stock                 443,289,138                                          443,289,138
                                                              376,336,832            0           376,336,832       (66,952,306)
           No. Of Transactions                  65                287
-----------------------------------------------------------------------------------------------------------------------------------

State Street Repo                          1,767,477,000                                       1,767,477,000
                                                             1,767,477,000           0         1,767,477,000                -0-
           No. Of Transactions                  95                95
-----------------------------------------------------------------------------------------------------------------------------------

                                            413,585,000       413,585,000                        413,585,000
West LB Repo                                                                                     413,585,000
                                                                                     0                                       0
           No. Of Transactions                  15                15
-----------------------------------------------------------------------------------------------------------------------------------

Nomura Repo                                1,401,806,000                                       1,401,806,000
                                                             1,401,806,000           0         1,401,806,000                 0
           No. Of Transactions                  66                66
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE III


                   CITIBUILDER 401 (K) PLAN (FORMERLY KNOWN AS
    THE SAVINGS INCENTIVE PLAN OF CITIBANK, N.A. AND PARTICIPATING COMPANIES
                           (AS AMENDED AND RESTATED))
         SCHEDULE H, LINE 4j -- SCHEDULE OF REPORTABLE TRANSACTIONS --
                    DURING THE YEAR ENDED DECEMBER 31, 2000


A. Series of Transactions With Respect to Securities of the Same Issue Aggregating over 5% (or $192,213,578) of Current Value (or
       $3,844,271,560) of Plan Assets at the Beginning of the Year: (Continued)

-----------------------------------------------------------------------------------------------------------------------------------
                                             PURCHASE           SELLING          EXPENSE           COST OF           NET GAIN
                                               PRICE             PRICE          WITH TRADE          ASSET             (LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
First Union Repo                            897,091,000                                          897,091,000
                                                              933,322,000           0            933,322,000        36,231,000
           No. Of Transactions                  48                47
-----------------------------------------------------------------------------------------------------------------------------------

Fuji Repo                                   649,256,000                                          649,256,000
                                                              649,256,000           0            649,256,000           -0-
           No. Of Transactions                  32                32
-----------------------------------------------------------------------------------------------------------------------------------

State Street Bank & Trust                   338,815,704                                          338,815,704
                                                              323,808,725           0            323,808,725       (15,006,979)
           No. Of Transactions                  64                90
-----------------------------------------------------------------------------------------------------------------------------------

CitiSelect 300                               3,562,203                                             3,562,203
                                                              238,684,397           0            238,684,397       235,122,194
           No. Of Transactions                  17                110
-----------------------------------------------------------------------------------------------------------------------------------

B. Transactions with Same Person involved in an individual transaction aggregating over 5% (or $192,213,578) of Current Value (or
       $3,844,271,560) of Plan Assets at the Beginning of the Year: NONE